Exhibit 1.1

            Shares

First Foundation Inc.

Common Stock

par value $0.001 per share

Underwriting Agreement

[May] [    ], 2014

Sandler O’Neill & Partners, L.P.,

    as Representative of the several Underwriters

    named in Schedule I hereto,

1251 Avenue of the Americas, 6th Floor,

New York, New York 10020

Ladies and Gentlemen:

First Foundation Inc., a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as representative (the “Representative”), an aggregate of [            ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [            ] additional shares (the “Optional Shares”) of the common stock, par value $0.001 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively referred to herein as, the “Shares”).

The Underwriters have agreed to reserve up to [            ] of the Firm Shares for sale to the Company’s directors and certain employees (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Underwriters pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by [            ]:00 [    ]m (Eastern time) on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-195392), including the related preliminary prospectus or prospectuses, in respect of the offer and sale of the Shares under the Securities Act of 1933, as amended (the “Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Act (the “1933 Act Regulations”) and Rule 424(b) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as the “Rule 430A Information.” Each prospectus used before such registration statement became effective, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” Such registration statement, including the amendments, exhibits and schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement, and any post-effective amendment or amendments thereto, as the case may be, became or becomes effective. Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations (“Rule 462(b)”) for the purpose of increasing the size of the offering is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include such Rule 462(b) Registration Statement, if any. The final prospectus in the form first furnished to the Representative for use in connection with the confirmation of sales of the Shares in the offering is herein called the “Prospectus.”

1. Representations and Warranties of the Company, the Bank and Advisor.

(a) The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time and, except to the extent otherwise specifically provided for herein, as of each Time of Delivery, and agrees with each of the Underwriters that:

(i) Effectiveness of Registration Statement. Each of the Registration Statement, including any Rule 462(b) Registration Statement (if any), and any post-effective amendment thereto that may have been filed by the Company, each in the form heretofore delivered to you (without exhibits) and for delivery by you to each of the other Underwriters, has become effective under the Act in such form. No other document with respect to the Registration Statement has heretofore been filed with the Commission, except as set forth on Schedule II hereto. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional, revised or supplemental information; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the Act and no proceeding for that purpose has been initiated by the Commission or is pending, or, to the knowledge of the Company, is threatened by the Commission.

(ii) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and, at the time of the filing thereof, conformed in all material respects to the requirements of the Act and the 1933 Act Regulations.

(iii) Registration Statement and Prospectus. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the 1933 Act Regulations. On the Effective Date the Registration Statement did not, and at any Time of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and at any Time of Delivery, the Prospectus (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

(iv) General Disclosure Package. The General Disclosure Package (as hereinafter defined), as of the Applicable Time did not, and as of the Closing Time and each additional Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means [            ]:00 [    ]m (Eastern time) on the date of this Agreement.

“General Disclosure Package” means (i) the Preliminary Prospectus dated [—], 2014, and (ii) the Issuer-Represented Free Writing Prospectuses, if any, identified in Schedule II hereto, considered together.

“Issuer Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares, as the same may have been amended or supplemented, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer Represented General Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Represented Limited-Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is not an Issuer Represented General Use Free Writing Prospectus.

(v) Free Writing Prospectus. Each Issuer Represented Free Writing Prospectus as of its issue date, and at all subsequent times, taking into account any and all subsequently issued Issuer Represented Free Writing Prospectuses that amend or supplement any such previously issued Issuer Represented Free Writing Prospectus, to each Time of Delivery or until any earlier date that the Company notified or notifies the Representative as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(vi) No Material Adverse Effect. Other than as may be set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included therein (A) neither the Company, nor any of its

Subsidiaries (as defined below) has sustained any loss or interference with its business that is material to the Company and its Subsidiaries considered as a whole, whether from fire, explosion, flood or other calamity (and whether or not covered by insurance), or from any labor dispute or any action or order or decree of any federal, state, local or foreign court arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”), and there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change or development that would reasonably be expected to cause a prospective material adverse change in the management, or in the business or business prospects, consolidated financial position, consolidated shareholders’ equity or consolidated results of operations of the Company and its Subsidiaries considered as a whole (a “Material Adverse Effect”); (B) there have been no transactions, other than those in the ordinary course of business, entered into by the Company or any of its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for liens, encumbrances and defects of title that are described generally in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus or that do not materially affect the value of such property and do not interfere to any material extent with the use made of such property by the Company and its Subsidiaries. Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere to any material extent with the uses currently being made of such real property and buildings by the Company or its Subsidiaries.

(viii) Organization and Good Standing. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ix) Subsidiaries. Each of First Foundation Advisors, a California corporation and registered investment adviser under the Advisers Act (the “Advisor”), First Foundation Bank, a California state chartered bank (the “Bank” ) and First Foundation Insurance Services, a California corporation (“First Foundation Insurance” and together with the Advisor and the Bank, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of California, with the requisite corporate power and authority to own its properties and conduct its business as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); and the

activities of First Foundation Insurance, which is a subsidiary of the Bank, are permitted to subsidiaries of a state chartered bank under applicable law and the rules and regulations of the California Department of Business Oversight (the “DBO”). All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; all such shares have been issued in compliance with all federal and state securities laws; no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company or any of the Subsidiaries; all such shares are owned directly by the Company (or, in the case of, First Foundation Insurance, by the Bank) and, except as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, are held free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or restriction on transfer (other than, in the case of the Company, under the Act) or any other claim of any third party. Except for the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation or other entity, except for corporations and other entities that do not own any material assets, are not subject to any material liabilities, and individually and in the aggregate would not constitute a significant subsidiary as that term is defined in Rule 1-02(w) of Regulation S-X.

(x) Capitalization. The Company has an authorized capitalization as set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the Stock contained in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company or any Subsidiary; and no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company or any Subsidiary.

(xi) The Shares. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus.

(xii) No Rights to Acquire Equity Securities; and No Registration Rights. Except as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or other, including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries, and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register the offer or sale of any securities of the Company owned or to be owned by such person.

(xiii) No Conflicts; and No Consents. The issuance and sale of the Shares by the Company pursuant to, and the compliance by the Company and its Subsidiaries with this Agreement and its consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination of, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, the “Agreements and Instruments”), (B) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its Subsidiaries, or (C) result in a violation of any law, statute, order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or constitute a Repayment Event under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments, except in the case of clauses (A) and (C) for those conflicts, breaches, violations, defaults, Repayment Events and liens, charges or other encumbrances that are not reasonably expected to result in a Material Adverse Effect. The Company is not required to obtain any consent, approval, authorization or order, or obtain any registration or qualification from or with any Governmental Entity for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (W) the registration of the Shares under the Act, (X) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriters, (Y) such consents, approvals or authorizations that may be required under the rules and regulations of NASDAQ (as defined in Section 5 below) or the Financial Industry Regulatory Authority (“FINRA”), and (Z) such consents, authorizations or approvals as have been obtained. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary prior to its scheduled maturity.

(xiv) No Violation or Default. Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of incorporation or by-laws, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default or defaults that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(xv) Fair Summaries. The statements set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “Supervision and Regulation,” “Underwriting,” and “Certain Material U.S. Federal Income Tax Consequences For Non-U.S. Holders Of Common Stock” insofar as they purport to describe the provisions of the respective laws and documents referred to therein, are accurate and complete in all material respects.

(xvi) Financial Statements. The Company’s latest audited consolidated financial statements and the notes thereto included in the Registration Statement, the General Disclosure Package or the Prospectus (as the case may be), together with any required supporting schedules (collectively, the “Financial Statements”), comply with the applicable requirements of the Act, present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods presented. Such Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles as in effect in the United

States (“GAAP”) consistently applied throughout the periods specified. The latest unaudited interim consolidated financial statements, and the latest selected financial data and the summary financial information as of and for the quarters ended March 31, 2014 and 2013 included in the Registration Statement, the General Disclosure Package or the Prospectus (as the case may be) present fairly in all material respects the information shown therein and such unaudited interim consolidated financial statements, unless otherwise noted therein, have been compiled on a basis consistent with that of the latest audited consolidated financial statements included in the latest dated of the Registration Statement, the General Disclosure Package or the Prospectus; and pro forma financial statements are not required, pursuant to either Article 8 or Article 11 of Regulation S-X under the Act, to be included in the Registration Statement, the General Disclosure Package or the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the rules and regulations promulgated thereunder and Item 10 of Regulation S-K.

(xvii) Accounting Controls. Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xviii) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act that satisfy those requirements of that Act that are applicable to it as an issuer of a class of equity securities that is registered under Section 12(g) of the 1934 Act. Since such time as the Company has been subject to the requirements of the Sarbanes-Oxley Act, the Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xix) Regulatory Proceedings. Neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of its business or relates to its capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception that has been asserted by any

Regulatory Agency in any report or statement of any examination of the Company or any Subsidiary which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries or their respective businesses, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xx) Compliance with Laws. Except as disclosed in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve system (the “FRB”), the DBO and the FDIC) applicable to them, except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxi) Governmental Actions. Other than as set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by Governmental Entities or any other third party, to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Act or the 1933 Act Regulations and are not disclosed therein or (B) which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxii) Description of Agreements and Filing of Exhibits. There are no contracts, instruments or documents to which the Company or any of its Subsidiaries is a party or is bound that are required to be described in the latest dated of the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Act or the 1933 Act Regulations which have not been so described or filed.

(xxiii) Governmental Licenses. Each of the Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations of or from any Governmental Entity (collectively, “Governmental Licenses”) as are necessary to its business as currently conducted. Each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received from any Governmental Entity any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxiv) Environmental Laws. Except as otherwise disclosed in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its Subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each an “Environmental Law”), except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and to the Company does not know of any circumstances that would materially increase the cost of such compliance or that would prevent or interfere with such compliance in the future in a manner or to an extent that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(xxv) Environmental Actions. To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any claim under any Environmental Law, including common law, against the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxvi) Statistical and Market Data. The statistical and market related data contained in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xxvii) Underwriting Agreement. Each of the Company and its Subsidiaries has the requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement has been duly and validly taken.

(xxviii) No Stabilization. Neither the Company nor any of its subsidiaries has taken or will take, and, to the knowledge of the Company, no other affiliate of the Company has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxix) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxx) Investment Advisers Act. Except as may be disclosed in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, any of the Company or its Subsidiaries (A) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) is in compliance with, or registered, licensed or qualified pursuant to, the applicable rules and regulations thereunder and, to the extent applicable, such registration, license or qualification is in full force and effect; or (B) that is required to be registered, licensed or qualified as a broker-dealer (as such term is defined in the Investment Company Act) is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification and, to the extent applicable, such registration, license or qualification is in full force and effect, and is in compliance with all applicable laws requiring any such registration, licensing or qualification.

(xxxi) No Violation of Advisers or Investment Company Act. The offering and sale of the Shares as contemplated by the Registration Statement will not result in a violation by the Company, the Bank or the Advisor (as defined below) of its respective obligations, if any, under the Advisers Act and the rules and regulations promulgated thereunder; and if and to the extent the consummation of the sale and offering of the Shares constitutes an “assignment” within the meaning of such term under the Advisers Act of any of the material management or investment advisory contracts to which the Company or either of its Subsidiaries is a party, the Company or such Subsidiary, as the case may be, has obtained such client consents as are necessary to ensure that such management or investment advisory contracts remain in force and that the Company and its Subsidiaries remain in compliance with the Advisers Act and the rules and regulations promulgated thereunder; nor will consummation of the sale of the Shares adversely affect the ability of the Company and its Subsidiaries to conduct their respective businesses in compliance with applicable law as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act.

(xxxii) No Business with Cuba. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(xxxiii) Independent Accountants. Vavrinek, Trine, Day & Co., LLP, who have audited the Financial Statements are independent registered public accountants as required by the Act and the 1933 Act Regulations and we have been advised by such accountants that they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(xxxiv) No Labor Disputes. Except as may be set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent where such dispute would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxv) Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for the respective businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries are in full force and effect and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from the same or obtain similar coverage from other insurers of recognized financial responsibility as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect; there are no claims by the Company or any of its Subsidiaries under any such policy as to which the Company or any of its Subsidiaries has received notice that any insurance company is denying liability; and there are no claims by the Company or any of its Subsidiaries under any such policy as to which the Company or any of its Subsidiaries has received notice that any insurance company is defending under a reservation of rights where, if coverage was ultimately denied, it would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied where such denial had or is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(xxxvi) Taxes. Except as may be set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, the Company has filed all foreign, United States federal, state and local tax returns that are required to be filed by it, or is eligible for and has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessments, fines or penalties that are currently being contested in good faith or the nonpayment of which is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxvii) No Restrictions on Subsidiaries. Except as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xxxviii) Compliance with ERISA. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of the Subsidiaries or their “ERISA Affiliates” are in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its Subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company and its Subsidiaries, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxix) Intellectual Property. Each of the Company and its Subsidiaries owns or possesses adequate rights to use, or can acquire on reasonable terms ownership or the rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property (other than commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) necessary for the conduct of their respective businesses, as such businesses are described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), except where the failure to own or possess such rights or to acquire them are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, neither the Company nor its Subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its Subsidiaries and no person has asserted, or to the Company’s knowledge threatened to assert, any claim against the Company or any of its Subsidiaries that (A) the Company or any of its Subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, or (B) the Company or any of its Subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided. To the Company’s knowledge, except for nonmaterial instances, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its Subsidiaries.

(xl) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder; or (D) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not described therein.

(xli) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or either of its Subsidiaries is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Company or either of its Subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii) Compliance with OFAC. Neither the Company nor or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering and sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii) FINRA Affiliations. Based solely on questionnaires (the “FINRA Questionnaires”) completed by the Company’s officers, directors, 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the confidential submission date of the Registration Statement (the “FINRA Relevant Parties”), there are no affiliations or associations between any member of FINRA and FINRA Relevant Parties, except as may be set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus. The Company has requested FINRA Questionnaires from all of the FINRA Relevant Parties.

(xliv) Off-Balance Sheet Arrangements. Except as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus or in the latest financial statements included therein, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons that are reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xlv) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that currently are effective and applicable to it.

(xlvi) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(xlvii) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(xlviii) Written Testing-the-Waters Communication. Any individual Written Testing-the-Waters Communication prepared by or at the direction of the Company complied in all material respects with the Act, and, taking into account any and all subsequently issued Written Testing-the-Waters Communications that amend or supplement any previously issued Written Testing-the-Waters Communication, did not, at the time of its use, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xlix) No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(l) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or other than in good faith.

(li) Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(lii) Status under the 1934 Act. At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was and is a “smaller reporting company,” as defined in Rule 12b-2 under the 1934 Act.

(liii) Exchange Act Filings. The reports filed by the Company pursuant to Section 13(a) of the Exchange Act, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, when such reports were filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(liv) No Rated Securities Outstanding. There are no, and as of each Time of Delivery there will be no, outstanding debt securities of the Company or any of its Subsidiaries, or any such outstanding debt securities guaranteed by, the Company or any of its Subsidiaries, that in either case are rated by a “nationally recognized statistical rating organization”.

(lv) Directed Share Program. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) The Bank represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Bank has been duly chartered and is validly existing as a California state chartered bank in good standing under the laws of the State of California, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) Neither the Bank nor any of its subsidiaries is (A) in violation of its charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Bank or any of its subsidiaries is subject, except in the case of clause (B) for any defaults that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii) The Bank’s execution and delivery of, and its performance of its obligations under, this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, (B) result in any violation of the provisions of the articles of incorporation of the Bank or (C) violate any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or over any of their properties, except in the case of clauses (A) and (C), for those conflicts, breaches or violations that would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(c) The Advisor represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Advisor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Advisor is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing in any such jurisdiction does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Advisor does not have any subsidiaries.

(ii) The Advisor is not (A) in violation of its articles of incorporation or by-laws, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Advisor is a party or by which it may be bound, or to which any of the property of the Advisor is subject, except in the case of clause (B) for any defaults that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii) The execution and delivery by Advisor and performance by Advisor of its obligations under this Agreement and the consummation by it of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Advisor is a party or by which the Advisor is bound or to which any of the property or assets of the Advisor is subject, (B) result in any violation of the provisions of the Advisor’s articles of incorporation or (C) violate any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Advisor or any of its properties, except in the case of clauses (A) and (C) for those conflicts, breaches or violations that are would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(iv) The Advisor is registered as an investment adviser pursuant to the Advisers Act and the rules and regulations promulgated thereunder, such registration is in full force and effect and Advisor is in compliance with all applicable laws requiring such registration, and Advisor is registered, licensed or qualified as a broker-dealer (as such term is defined in the Investment Company Act) in each jurisdiction where the conduct of its business requires such registration, license or qualification, and such registration, license or qualification is in full force and effect, and is in compliance with all applicable laws requiring any such registration, licensing or qualification.

2. Certain Agreements of the Company.

(a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[            ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this Section 2(a), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b) The Company hereby grants to the Underwriters the right to purchase at their election up to [            ] Optional Shares, at the purchase price per share set forth in Section 2(a)(i) above, for the sole purpose of covering any overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by a written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c) It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Certain Agreements of the Representative. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the General Disclosure Package.

4.(a) Delivery of the Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor as provided herein by wire transfer of Federal (same day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern Time, on [            ], 2014 (the “Closing Time”) or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Eastern time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) Documents to be Delivered. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Manatt, Phelps & Phillips, LLP, San Francisco (the “Closing Location”), all at such Time of Delivery. A meeting will be held at the Closing Location at [            ] p.m., Eastern Time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or California are generally authorized or obligated by law or executive order to close.

5. Further Agreements of the Company. The Company agrees with each of the Underwriters as follows:

(a) Required Filings; Notice to Representatives. The Company shall prepare the Prospectus in a form approved by you and shall file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; and shall make no further amendment or supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof. Promptly after it receives notice thereof, the Company will advise you of (i) the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof to the extent requested; (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer Represented Free Writing Prospectus, Written Testing-the-Waters Communication or Prospectus, (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose, or (v) any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer Represented Free Writing Prospectus, Written Testing-the-Waters Communication or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer Represented Free Writing Prospectus, Written Testing-the-Waters Communication or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) Ongoing Compliance. If at any time following issuance of an Issuer Represented Free Writing Prospectus or any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus or any Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Representative so that any use of such Issuer Represented Free-Writing Prospectus or any Written Testing-the-Waters Communication may cease until it is amended or supplemented and, unless superseded by a later filed Registration Statement, the Company will promptly amend or supplement such Issuer Represented Free Writing Prospectus or any Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(c) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, the Company shall not make (and represents that it has not made), and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it shall not make (and represents that it has not made), any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus to be used by the Company with the consent of the Representative, or any such free writing prospectus to be used by any Underwriter with the consent of the Company and the Representative, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents with respect to each Permitted Free Writing Prospectus which it has used that it has treated such Permitted Free Writing Prospectus, and agrees that it will treat any Permitted Free Writing Prospectus which it intends to use hereafter, as an “issuer free writing prospectus,” as defined in Rule 433 under the Act, and has complied and will comply (as applicable) with the requirements of Rule 433 applicable to any such Permitted Free Writing Prospectus, including timely filing with the Commission where required, and legending and record keeping; and the Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Act, and (ii) 180 days after the date of the Prospectus.

(e) Blue Sky Compliance. Promptly from time to time, the Company shall take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(f) Delivery of Prospectus. Prior to 10:00 a.m., Eastern Time, on the Business Day next following the date of this Agreement, the Company shall furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares (or, but for the exception afforded by Rule 172 under the Act, would be required) and, if at any time prior to the expiration of nine months after the date of the Prospectus any event shall have occurred as a result of which the Registration Statement, the General Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such time period to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, the Company shall prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(g) Earnings Statement. The Company shall make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the Effective Date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(h) Clear Market. Except as otherwise set forth below in this Paragraph (h), during the period beginning from the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus, the Company will refrain from, and will use its best efforts to prevent its directors or executive officers from, offering or selling, agreeing or contracting to sell, hypothecating, pledging, granting any option to purchase, making any short sale, or otherwise disposing of or hedging, directly or indirectly, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly announce an intention to effect any such transaction, without your prior written consent. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder (including the Optional Shares) or (ii) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and reflected in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Annual and Quarterly Reports. During a period of five years from the Effective Date of the Registration Statement, the Company shall (i) furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a consolidated balance sheet and consolidated statements of income, shareholders’ equity and cash flows of the Company and its subsidiaries certified by an independent registered public accounting firm); (ii) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date of the Registration Statement), to make available to its shareholders unaudited interim consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; and (iii) file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act (it being understood that the Company will not be required to furnish or make available such consolidated financial information until after it has filed the same with the Commission), provided that if the Company files any such reports or other information of the type contemplated by clauses (i) through (iii) above with the Commission and such report or other information is or will become available on EDGAR, the Company shall be deemed, upon such filing, to have furnished such report or other information to the shareholders in compliance with the requirements of this section.

(j) Furnish Information to Representatives. During a period of five years from the Effective Date of the Registration Statement, the Company shall furnish to you copies of all reports or other communications (financial or other) which the Company has furnished to its shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements which the Company has furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is then listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

provided that if the Company files any such reports or other communications of the type contemplated by clause (i) above with the Commission and such report or materials are or will become available on EDGAR, the Company shall be deemed, upon such filing, to have furnished such report or other communications to the Representative in compliance with the requirements of this section.

(k) Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the latest dated Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) Rule 462(b) Registration Statement. If the Company elects to rely on Rule 462(b) of the 1933 Act Regulations, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act.

(m) Exchange Listing. The Company shall use its best efforts to list the Shares on the NASDAQ Global Market (or such other market tier of The NASDAQ Stock Market LLC (“NASDAQ”) on which the Company may then be eligible to list its Stock).

(n) Stabilization. Neither the Company nor any of its Subsidiaries will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares (except that no covenant is made as to the activities of the Underwriters and their affiliates).

(o) Sarbanes-Oxley Act. The Company shall comply and use its commercially reasonable efforts to cause the Company’s officers, in their capacities as such, to comply in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder.

(p) Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations of each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

6. Covenants of the Company. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, (i) subject to the proviso set forth below in this Section 6, the reasonable documented legal fees and out-of-pocket disbursements and expenses of the Underwriters’ counsel and marketing, syndication and travel expenses, (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (iii) the cost of printing and distributing this Agreement and any Blue Sky memorandum (including any compilations thereof) and any other documents required in connection with the offering, (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(e)

hereof, including the reasonable documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, (v) all fees and expenses in connection with listing the Shares on NASDAQ, (vi) the filing fees incident to, and the reasonable documented fees and out-of-pocket disbursements of counsel for the Underwriters in connection with, securing any required review by the FINRA of the terms of the sale of the Shares, (vii) the cost of preparing stock certificates, to the extent applicable, (viii) the cost and charges of the Company’s transfer agent and registrar, (ix) all expenses and fees, including reasonable documented legal fees incurred by the Company in connection with the establishment of the Directed Share Program (if any), and (x) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section; provided, however that, notwithstanding the foregoing, (A) if the offering and sale of the Firm Shares contemplated by this Agreement is consummated, or the offering is terminated prior thereto as a result of a default by the Representative or any of the other Underwriters under this Agreement, then in either case the Representative and the other Underwriters, and not the Company, shall bear and pay all of the fees, disbursements and expenses of the Underwriters’ counsel referenced in clause (i) above, or (B) if the offering is terminated for any other reason, then the Company shall be obligated to reimburse the Representative for the legal fees of the Underwriters’ counsel incurred pursuant to clause (i) above in an amount up to, but not to exceed, the lesser of $350,000 and the actual legal fees of the Underwriters incurred pursuant to clause (i) above.

7. Conditions of Underwriters Obligations. The obligations of the Underwriters hereunder, to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject to the condition that, at and as of such Time of Delivery, all representations and warranties of the Company and its Subsidiaries herein are true and correct and the Company and its Subsidiaries shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Registration Compliance; No Stop Orders. At or prior to such Time of Delivery, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A), as the case may be; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated, or to the knowledge of the Company threatened, by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the FINRA shall have no objection to the fairness and reasonableness of the underwriting terms and arrangements that has not been resolved to the satisfaction of the FINRA.

(b) Opinion and 10b-5 Statement of Counsel for the Underwriters. Manatt, Phelps & Phillips, LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and 10b-5 statement, dated as of such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus as amended or supplemented and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may have reasonably requested to enable them to pass upon such matters.

(c) Opinion and 10b-5 Statement of Counsel for the Company. Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, shall have furnished to you their written opinion or opinions and 10b-5 statement, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto.

(d) Opinion of Special Counsel. Stark & Stark, special counsel to Advisor, shall have furnished to you their written opinion dated as of such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex II hereto.

(e) Comfort Letter. At or prior to the Applicable Time, and at each Time of Delivery, Vavrinek, Trine, Day & Co., LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex III(b) hereto).

(f) No Material Adverse Change. The Company and its Subsidiaries, considered as a whole, shall not have sustained, between the date of the Financial Statements and the applicable Time of Delivery, a Material Adverse Effect not described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus.

(g) No Termination Events. On or after the date hereof to the applicable Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Stock on NASDAQ; (iii) a general moratorium on commercial banking activities declared by Federal, New York or California State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities or any other calamity or crisis occurring after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), if the effect of any such event specified in this clause (iv), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement or any post-effective amendment thereto.

(h) Exchange Listing. The Shares shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(i) Lock-up Agreements. The Representative shall have received executed copies of an agreement, in the form of Exhibit A hereto, from the shareholders listed on Schedule III hereto.

(j) Delivery of Prospectus. The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement.

(k) No Legal Impediment to Issuance. At the applicable Time of Delivery, no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity and no injunction or order of any Governmental Entity shall have been issued that, as of the applicable Time of Delivery, would prevent the issuance or sale thereof.

(l) Good Standing. The Representative shall have received on and as of each Time of Delivery, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of incorporation and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Officers Certificates. The Company shall have furnished or caused to be furnished to you at each applicable Time of Delivery a certificate (in a form reasonably satisfactory to you) of a senior executive officer of the Company, in his or her capacity as such, as to the accuracy of the representations and warranties of the Company and its Subsidiaries herein at and as of such Time of Delivery, (ii) as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (e) and (f) of Section 5 hereof, and (iii) as to such other matters as you may reasonably request.

(n) Additional Documents. On or prior to each Time of Delivery, as the case may be, the Company shall have furnished to the Representative such further certificates and documents, as the Representative may reasonably request.

For avoidance of doubt, it is expressly acknowledged and agreed that if the conditions precedent set forth above in this Section 7 have been satisfied, or waived in writing by the Representative, as of the Time of Delivery of the Firm Shares, the obligations of the Underwriters to purchase and pay for the Firm Shares shall not be altered or affected by any failure of any of those conditions to have been satisfied at the Time of Delivery of any Optional Shares which the Underwriters may have elected to purchase hereunder at a Time of Delivery other than the Time of Delivery of the Firm Shares.

8. Indemnification and Contribution.

(a) The Company, the Bank and the Advisor, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any post-effective amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, an individual Issuer Represented Limited Use Free Writing Prospectus or any Testing the Waters Communication, when considered together with the General Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Company, the Bank or the Advisor shall be liable to indemnify any of the Underwriters or to reimburse them for any legal or other expenses in any such case to the extent that any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, an individual Issuer Represented Limited-Use Free Writing Prospectus or any Testing the Waters Communication when considered together with the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the

Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, an individual Issuer Represented Limited-Use Free Writing Prospectus or any Testing the Waters Communication, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” (ii) the [            ] sentence of the [            ] paragraph under the section entitled “Underwriting” relating to the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part, (iii) the             paragraph under the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriters may engage and (iv) the [            ] sentence of the             paragraph relating to the effecting of stabilization transactions, syndicate covering transactions and penalty bids (collectively, the “Underwriters’ Information”). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank if (A) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Section 23A.

(b) Each Underwriter shall indemnify and hold harmless the Company, the Bank and the Advisor against any losses, claims, damages or liabilities to which the Company, the Bank or the Advisor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company, the Bank and the Advisor for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but an indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, or if the indemnifying party otherwise learns of same, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party shall wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided that such counsel does not have a conflict of interest, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense of such action, or (iii) the indemnified party shall have reasonably determined (based on the advice of counsel) that the defenses available to it are different from those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, but such indemnifying party shall be entitled, at its own expense and its own behalf, to participate in the defense of such action with counsel of its choosing); it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel and one separate local counsel for all of the indemnified parties, in connection with any one such action or separate, substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such action or claim), unless such settlement, compromise or judgment (y) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (z) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the indemnified party, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of Section 8(a) or 8(b) as applicable.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, as applicable, or under subsection (f) below, in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares, or the offering of the Directed Shares (as the case may be). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover page of the Prospectus, bears to the total public offering price of the Shares as set forth in that same table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Directed Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed

Shares (before deducting expenses) received by the Company from the sale of the Directed Shares, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, for the sale of the Directed Shares, bear to the aggregate public offering price of the Directed Shares. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate price of the Shares or the Directed Shares, as the case may be, underwritten and distributed to the public by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company, the Bank and the Advisor under this Section 8 shall be in addition to any liability which the Company, the Bank and the Advisor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, the Bank or the Advisor, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the 1934 Act.

(f) The Company, the Bank and the Advisor, jointly and severally, shall indemnify and hold harmless each Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that (x) are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter or (y) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any in any material distributed to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information.

9. Defaulting Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion purchase or arrange for another party or other parties, reasonably satisfactory to the Company, which determination by the Company shall not be unreasonably delayed (taking into consideration the thirty-six hour time-frame for making such determination) or withheld, to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not purchase or so arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have purchased or so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements in connection with the offering of the Shares pursuant hereto, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your or in the Company’s reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section for a defaulting Underwriter with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, due to the default of any Underwriter or Underwriters to purchase the Shares which such Underwriter or Underwriters have agreed to purchase hereunder, the aggregate number of such Shares which remains unpurchased (after giving effect to any arrangements that may have been made for the purchase of any such Shares by you or the Company as provided in subsection (a) above), does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, due to the default of any Underwriter or Underwriters to purchase the Shares which such Underwriter or Underwriters have agreed to purchase hereunder, the aggregate number of Shares which remains unpurchased (after giving effect to any arrangements that may have been made for the purchase of any such Shares by you or the Company as provided in Section 9(a) hereof) exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters, respectively, as and to the extent provided in Section 6 hereof, and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares

11. Payment of Expenses. If this Agreement is terminated pursuant to Section 9 hereof, then, none of the Company, the Bank or Advisor shall be under or subject to any liability to any Underwriter, except if and to the extent provided in Section 6 and Section 8 hereof; and if, for any other reason any Shares are not delivered by or on behalf of the Company as provided herein when the Company is otherwise obligated to do so pursuant to the terms of this Agreement, the Company will reimburse the Underwriters as provided for in Section 6, and the Company shall then be under no further liability to any Underwriter except as provided in Section 8 hereof.

12. Absence of a Fiduciary Relationship. The Company acknowledges and agrees that:

(a) in connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Shares and the related underwriting compensation set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

13. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and parties hereto, including the Company and its Subsidiaries, shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic or facsimile transmission to you as the Representative at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: General Counsel; and if to the Company or its Subsidiaries shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: [            ]; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, electronic or facsimile transmission to such Underwriter at its address set forth in its underwriters’ questionnaire, or electronic transmission constituting such questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Persons Entitled to Benefit of this Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and its Subsidiaries, and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and its Subsidiaries and each person who controls the Company, its Subsidiaries or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time is of the Essence. Time shall be of the essence of this Agreement.

16. Certain Defined Terms. Except where otherwise expressly provided, as used in this Agreement the term “affiliate” has the meaning set forth in Rule 405 under the Act.

17. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state without regard to conflict of law principles.

19. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20. Partial Unenforceability. The invalidity or unenforceability of any Section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph or provision hereof. If any Section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Bank and the Advisor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

FIRST FOUNDATION INC.

By:
Name:
Title:

FIRST FOUNDATION BANK

By:
Name:
Title:

FIRST FOUNDATION ADVISORS

By:
Name:
Title:

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.,

as Representative of the several Underwriters

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
Title: